UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

April 4, 2013

Date of Report (Date of Earliest Event Reported)

TILLY’S, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-35535	45-2164791
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10 Whatney

Irvine, California 92618

(Address of Principal Executive Offices) (Zip Code)

(949) 609-5599

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Tilly’s, Inc., a Delaware corporation (the “Company”), will hold its 2013 annual meeting of stockholders (the “Annual Meeting”) on June 12, 2013 at 9:30 a.m. PDT, at the Company’s headquarters. The Company’s stockholders of record at the close of business on April 22, 2013 will be entitled to notice of, and to vote upon the matters to be considered at, the Annual Meeting.

The Annual Meeting is the Company’s first annual meeting as a public company. Under Securities and Exchange Commission rules, the Company has set the deadline for submission of stockholder proposals to be included in our proxy materials for the Annual Meeting as April 18, 2013, which we believe is a reasonable time before we will begin to print and send our proxy materials. Accordingly, in order for a stockholder to submit any such proposal for inclusion in the Company’s proxy statement for the Annual Meeting, the proposal must be received by the Secretary of the Company at the address set forth below by the close of business on April 18, 2013 and comply with the procedures and requirements set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and any applicable requirements of the Company’s Bylaws.

Pursuant to our Bylaws, timely notice of other stockholder proposals or nominations for election to the board of directors (other than for inclusion in our proxy statement) must have been received by the Secretary of the Company by the close of business on March 3, 2013.

The address of the Company’s Corporate Secretary is:

Tilly’s, Inc.

10 Whatney

Irvine, California 92618

Attention: Corporate Secretary

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TILLY’S, INC.

Date: April 4, 2013	By:	/s/ Christopher M. Lal
	Name:	Christopher M. Lal
	Title:	Vice President, General Counsel and Secretary